UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2011

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3830 Monte Villa Parkway, Bothell, Washington		98021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 425-908-3600

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

License Agreement with Mirna Therapeutics, Inc.

On December 22, 2011, Marina Biotech, Inc. (the “Company”) and Mirna Therapeutics, Inc. (“Mirna”) entered into a License Agreement regarding the development and commercialization of microRNA-based therapeutics utilizing Mirna’s proprietary microRNAs and the Company’s novel SMARTICLES® liposomal delivery technology. The License Agreement provides that Mirna will have full responsibility for the development and commercialization of any products arising under the License Agreement and that the Company will support pre-clinical and process development efforts. Under terms of the License Agreement, the Company could receive up to $63 million in total upfront, clinical and commercialization milestone payments, as well as royalties on sales, based on the successful outcome of the collaboration. Either party may terminate the License Agreement upon the occurrence of a default by the other party (subject to standard cure periods), or upon certain events involving the bankruptcy or insolvency of the other party. Commencing on June 22, 2012, Mirna may also terminate the License Agreement without cause upon sixty (60) days prior written notice to the Company.

The Company intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the License Agreement. The omitted material will be included in the request for confidential treatment.

The foregoing summary is qualified in its entirety by reference to the License Agreement, a redacted copy of which will be attached as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Financing Arrangement with Socius CG II, Ltd.

Securities Purchase Agreement

On December 22, 2011, the Company entered into a Securities Purchase Agreement with Socius CG II, Ltd., a Bermuda exempted company (“Socius”). Under the terms and subject to the conditions of the Securities Purchase Agreement, the Company has the right, in its sole discretion, over a term of two (2) years, to demand through separate tranche notices that Socius purchase up to a total of $5 million of redeemable Series B Preferred Stock of the Company (the “Preferred Stock”). In order to effectuate such a sale, the Company will issue to Socius, subject to the terms and conditions of the Securities Purchase Agreement, one or more tranche notices to purchase a certain dollar amount of Preferred Stock. Each tranche notice after the first tranche notice may not be given sooner than five (5) trading days after the date on which the closing for the prior tranche has occurred or the tranche has been cancelled. Upon receipt of a tranche notice, Socius will be obligated, subject to the terms and conditions specified in the Securities Purchase Agreement, to purchase the Preferred Stock subject to such tranche notice on the 10th trading day after the date of the tranche notice.

Such conditions to the purchase and sale of the Preferred Stock include, but are not limited to, the following: (i) the Company’s common stock must be listed for trading or quoted on a trading exchange or market, (ii) the representations and warranties of the Company set forth in the Securities Purchase Agreement must be true and correct as if made on the date of each tranche notice and each tranche closing (subject, however, to the Company’s ability to update disclosure exceptions to such representations and warranties through the Company’s SEC reports), (iii) the Company must not be in breach or default of the Securities Purchase Agreement or any agreement entered into in connection therewith, or any other material agreement of the Company, (iv) there shall have occurred no material adverse effect involving the Company or its business, operations or financial condition since the initial closing under the Securities Purchase Agreement or the prior tranche notice, as applicable, (v) the absence of any law or judicial action prohibiting the transactions contemplated by the Securities Purchase Agreement, or any lawsuit seeking to prohibit or adversely affect such transactions, (vi) all necessary governmental, regulatory or third party approvals and consents must have been obtained, (vii) the Company must have a current, valid and effective registration statement and a prospectus shall be properly available for use to permit the lawful public resale of all shares of common stock issuable upon exercise of the warrant (the “Warrant”) issued to Socius (the “Warrant

Shares”), all shares of common stock issuable upon exercise of any additional investment right (the “Additional Investment Right”) issued to Socius (the “Additional Investment Right Shares”), and any shares of common stock issued to Montecito Advisors, Inc. for its services as placement agent (the “Placement Agent Fee Shares”) and (viii) the closing bid price of the common stock on the most recently completed trading day prior to the time that such tranche notice was delivered or deemed delivered must equal or exceed the greater of the book value of the common stock, or the closing bid price of the common stock, on the most recently completed trading day prior to the execution of the Securities Purchase Agreement.

The book value of the common stock as of December 22, 2011, which is the most recently completed trading day prior to the execution of the Securities Purchase Agreement, was approximately $1.34 per share, which was calculated by dividing $14.0 million, representing the Company’s estimated stockholders’ equity as of December 22, 2011, by 10,438,912 shares of Common Stock outstanding as of December 22, 2011. The $1.34 book value of the common stock as of December 22, 2011 was higher than the $1.21 consolidated closing bid price of the common stock on the most recently completed trading day prior to the execution of the Securities Purchase Agreement. The numbers utilized in this paragraph for purposes of calculating the book value of the common stock give effect to the 1-for-10 reverse split of the common stock that was effective at 5:00 p.m. EST on December 22, 2011.

In the event the closing bid price of the common stock during any one or more of the nine (9) trading days on or immediately following the delivery or deemed delivery of a tranche notice falls below 75% of the closing bid price of the common stock on the trading day immediately prior to the delivery or deemed delivery of a tranche notice, the tranche will be cancelled; provided, however, that upon such cancellation, Socius will redeem any outstanding promissory note tendered by Socius in lieu of cash payment for Additional Investment Shares or Warrant Shares issued in connection with the applicable tranche notice for the principal amount of the promissory note plus accrued interest in exchange for, at the option of Socius: (i) cash or (ii) (a) 92% of any gross proceeds received by Socius upon the sale of such Additional Investment Shares or Warrant Shares issued to Socius in connection with such tranche notice and (b) the return to the Company of any unsold Additional Investment Shares or Warrant Shares issued to Socius in connection with such tranche notice.

At no time may the Company deliver a tranche notice if the number of Warrant Shares and/or Additional Investment Shares to be received pursuant to the automatic exercise of the Warrant and the automatic exercise of the Additional Investment Right, in each case, triggered by such tranche notice (aggregated with all other shares of common stock and other voting securities then owned or deemed beneficially owned by Socius and its affiliates), would result in Socius and/or its affiliates owning or being deemed the beneficial owner of more than 9.99% of the common stock. In addition, at no time may the Company deliver a tranche notice if the number of shares of common stock to be issued upon the automatic exercise of the Warrant and the automatic exercise of the Additional Investment Right, in each case, triggered by such tranche notice (together with any shares of common stock issued to Montecito Advisors, Inc. as a placement agent fee and all shares of common stock issued pursuant to previous tranche notices) would exceed the aggregate number of shares of common stock which the Company may issue without breaching the Company’s obligations under the rules or regulations of its applicable trading market.

The closing of the Securities Purchase Agreement must occur within five (5) trading days of December 22, 2011. The Company will not be able to deliver tranche notices to Socius until such time as a registration statement relating to the public resale of the Warrant Shares, the Additional Investment Shares and the Placement Agent Fee Shares is declared effective by the SEC.

The description of certain terms of the Securities Purchase Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Securities Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Additional Investment Right

Under the Securities Purchase Agreement, in connection with the delivery of a tranche notice, Socius is obligated, pursuant to the automatic vesting and automatic exercise of the Additional Investment Right, to purchase a number of shares of common stock equal in dollar amount to 100% of the amount of such tranche of Preferred Stock at a per share price equal to the closing bid price of the common stock on the most recently completed trading day prior to the time that such tranche notice was delivered or deemed delivered.

Upon automatic exercise of the Additional Investment Right, Socius must pay for the shares underlying the Additional Investment Right, at its option, either in cash or by delivering a full-recourse secured promissory note. Any such promissory note will bear interest at 2.0% per year calculated on a simple interest basis and be secured by securities (other than certain securities of the Company) owned by Socius with a fair market value equal to the principal amount of the promissory note. The entire principal balance and interest on each promissory note is due and payable on the fourth anniversary of the date of such promissory note or earlier in the case of an acceleration event under such promissory note; provided, however, that the promissory notes will not become due and payable so long as (a) the Company is in default of any of its material obligations under the Securities Purchase Agreement, or the Warrant or other security of the Company issued pursuant to the Securities Purchase Agreement or the Warrant, or any loan agreement or other material agreement between Socius and the Company, or (b) there are any shares of Preferred Stock issued or outstanding. In connection with a redemption of the Preferred Stock by the Company, at the option of either the Company or Socius, all outstanding promissory notes may be offset, exchanged and cancelled for all outstanding shares of Preferred Stock then held by Socius such that following such offset, exchange and cancellation, no further amounts shall be due or payable with respect to such shares of Preferred Stock or such promissory notes and all of such shares of Preferred Stock and promissory notes shall no longer be outstanding.

The Additional Investment Right will not be listed on any national securities exchange.

Warrant

Pursuant to the Securities Purchase Agreement, upon the closing of the Securities Purchase Agreement the Company will deliver to Socius a Warrant for such number of shares of common stock initially equal to: (i) $5 million divided by (ii) the greater of the closing bid price of the common stock and the book value of the common stock on the most recently completed trading day prior to the execution of the Securities Purchase Agreement. The exercise price of the Warrant and the number of shares of common stock underlying the Warrant are subject to adjustment from time to time as set forth below. In connection with each tranche notice, a portion of the Warrant equal to a number of shares calculated by dividing (1) 35% of the dollar amount of the tranche of Preferred Stock by (2) the closing bid price of the common stock for the most recently completed trading day prior to the delivery or deemed delivery of the trance notice will vest and be automatically exercised. At each time of delivery or deemed delivery of a tranche notice, the number of Warrant Shares underlying the Warrant will also be adjusted immediately prior to the automatic exercise such that after such adjustment the aggregate exercise price for the adjusted number of Warrant Shares will be equal to the aggregate exercise price in effect immediately prior to such adjustment.

The Warrant issued to Socius will expire two (2) years from the date it is first issued. Upon automatic exercise of the Warrant, Socius must pay for the shares underlying the Warrant, at its option, in cash or by delivering a full-recourse secured promissory note. Any such promissory note will bear interest at 2.0% per year calculated on a simple interest basis and be secured by securities (other than certain securities of the Company) owned by Socius with a fair market value equal to the principal amount of the promissory note. The entire principal balance and interest on each promissory note is due and payable on the fourth anniversary of the date of such promissory note or earlier in the case of an acceleration event under such promissory note; provided, however, that the promissory notes will not become due and payable so long as (a) the Company is in default of any of its material obligations under the Securities Purchase Agreement, or the Warrant or other security of the Company issued pursuant to the Securities Purchase Agreement or the Warrant, or any loan agreement or other material agreement between Socius and the Company, or (b) there are any shares of Preferred Stock issued or outstanding.

In connection with a redemption of the Preferred Stock by the Company, at the option of either the Company or Socius, all outstanding promissory notes may be offset, exchanged and cancelled for all outstanding shares of Preferred Stock then held by Socius such that following such offset, exchange and cancellation, no further amounts shall be due or payable with respect to such shares of Preferred Stock or such promissory notes and all of such shares of Preferred Stock and promissory notes shall no longer be outstanding. In addition, upon the occurrence of a fundamental transaction, other than a fundamental transaction in which the Company is the surviving entity, the Warrant and the number of Warrant Shares then underlying the Warrant shall fully vest and the Company, or the successor entity in such fundamental transaction if the Company for any reason fails to do so (but without reducing the Company’s obligations), is obligated to automatically purchase the Warrant from Socius on the date of consummation of such fundamental transaction by paying to Socius a cash amount equal to the Black Scholes value of the Warrant.

The Warrant will not be listed on any national securities exchange.

The description of certain terms of the Warrant set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Warrant, the form of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Series B Preferred Stock

In connection with the Securities Purchase Agreement, the Company has filed the Certificate of Designations of Preferences, Rights and Limitations of Series B Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware. A summary of the Certificate of Designations is set forth below:

Ranking and Voting. The Preferred Stock ranks, with respect to rights upon liquidation, winding-up or dissolution, (i) senior to the Company’s common stock, the Company’s Series A Junior Participating Preferred Stock, and any other series or class of preferred stock or a class or series of preferred stock intended to be listed for trading; and (ii) junior to all existing and future indebtedness of the Company, and any class or series of preferred stock intended to be listed for trading. The Preferred Stock has no voting rights other than as required by applicable law.

No right of Conversion. The Preferred Stock is not convertible into shares of common stock.

Dividends and Other Distributions. Commencing on the date of issuance of any such shares of Preferred Stock, holders of Preferred Stock shall be entitled to receive dividends on each outstanding share of Preferred Stock, which shall accrue at a rate equal to 10% per annum from the date of issuance. Accrued dividends shall be payable upon redemption of the Preferred Stock and shall be redeemed as part of such redemption. So long as any shares of Preferred Stock are outstanding, no dividends or other distributions will be paid, declared or set apart with respect to any junior securities unless all dividends, including accrued dividends, on the Preferred Stock have been first paid.

Liquidation. Upon any liquidation, dissolution or winding up of the Company after payment or provision for payment of debts and other liabilities of the Company and any liquidation preferences to the senior securities, before any distribution or payment is made to the holders of any junior securities, the holders of Preferred Stock shall first be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount with respect to the liquidation value per share equal to the original price per share thereof plus all accrued dividends thereon (the “Liquidation Value”).

Redemption. The Company may redeem at any time (including on the closing date of a tranche), or may be required to redeem in certain circumstances, all (but not less than all) of the shares of Preferred Stock for cash in an amount equal to the aggregate Liquidation Value or, at the option of either the Company or Socius, by an offset, exchange and cancellation of all outstanding promissory notes issued by Socius to the Company in connection with the automatic exercise of each of the Warrant and the Additional Investment Right and the payment of the purchase price for the Warrant, such that following such offset, exchange and cancellation, no further amounts shall be due or payable with respect to such shares of Preferred Stock or such promissory notes and all of such shares of Preferred Stock and promissory notes shall no longer be outstanding.

The Preferred Stock is being offered to Socius in a private placement transaction made in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. Socius has represented and warranted in the Securities Purchase Agreement that it is an accredited investor as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Regulation D promulgated under the Securities Act. The Preferred Stock has not been and will not be registered under the Securities Act and may not be transferred or sold except to an affiliate of Socius.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to purchase the Preferred Stock and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

The description of certain terms of the Certificate of Designations set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Certificate of Designations, a copy of which is filed as Exhibit 3.2 hereto, and is incorporated herein by reference.

Placement Agent Fee

Under the terms of the Securities Purchase Agreement, the Company agreed to pay to Montecito Advisors, Inc., on the earlier of the first tranche closing date or the six-month anniversary of the signing of the Securities Purchase Agreement, a placement agent fee in the form of Placement Agent Fee Shares or cash, at the Company’s option. The number of Placement Agent Fee Shares payable will be determined by dividing $295,000 by the volume-weighted average price of the common stock for the five (5) trading day period immediately preceding the date on which the placement agent fee is paid, if paid in shares of common stock. Alternatively, the Company may pay $295,000 in cash.

Lock-up Agreements with Key Officers and Directors

In connection with the transactions contemplated by the Securities Purchase Agreement and to facilitate the Company’s ability to purchase Preferred Stock in the future pursuant to the Securities Purchase Agreement, the Company is required to enter into certain Lock-Up Agreements with its key officers and directors at or prior to the closing of the Securities Purchase Agreement. Such Lock-Up Agreements will provide that such persons agree with the Company on an irrevocable basis that they will not sell shares of common stock for ten (10) trading days after the delivery or deemed delivery of a tranche notice. The Lock-up Agreements cover other transactions which have economic similarity to the sale of common stock.

The description of certain terms of the Lock-Up Agreements set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Lock-Up Agreements, the form of which is filed as Exhibit 10.2 hereto, and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The Company agreed to issue the Preferred Stock to Socius in reliance upon the exemption from registration under Section 4(2) of the Securities Act, and Rule 506 of Regulation D promulgated thereunder. The information disclosed under the heading “Financing Arrangement with Socius CG II, Ltd.” in Item 1.01 is incorporated into this Item 3.02 in its entirety.

Item 3.03 Material Modification to Rights of Security Holders.

The information provided under the heading “Financing Arrangement with Socius CG II, Ltd.” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03 in its entirety. To create the Preferred Stock issuable under the Securities Purchase Agreement, the Company amended its Certificate of Incorporation by filing the Certificate of Designations on December 22, 2011, which certificate is attached hereto as Exhibit 3.2 and incorporated herein by reference in its entirety.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Filing of Certificate of Designations

The information provided under the heading “Financing Arrangement with Socius CG II, Ltd.” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03 in its entirety. To create the Preferred Stock issuable under the Securities Purchase Agreement, the Company amended its Certificate of Incorporation by filing the Certificate of Designations on December 22, 2011, which certificate is attached hereto as Exhibit 3.2 and incorporated herein by reference in its entirety.

Filing of Certificate of Amendment

On December 22, 2011, the Company filed a Certificate of Amendment of its Amended and Restated Certificate of Incorporation to effect a one-for-ten reverse split of the Company’s issued and outstanding shares of common stock, par value $0.006 per share, effective as of 5:00 p.m. Eastern Time on Thursday, December 22, 2011. The common stock will commence trading on The NASDAQ Global Market on a split-adjusted basis as of the opening of trading on Friday, December 23, 2011. The common stock will continue to trade under the ticker symbol “MRNA”, although the letter “D” will be temporarily appended to the ticker symbol for twenty trading days following the reverse split. The Company’s stockholders, at the 2011 Annual Meeting of Stockholders, had previously authorized the Company’s Board of Directors to effect a reverse stock split within a range of ratios, including one-for-ten, at a time in the future, to be determined by the Board, to be in the best interest of the Company.

Following the reverse split, the total number of shares outstanding will be proportionately reduced in accordance with the reverse split. Further, any outstanding options, warrants and rights as of the effective date that are subject to adjustment will be adjusted accordingly. These adjustments may include adjustments to the number of shares of common stock that may be obtained upon exercise or conversion of these securities, and the applicable exercise or purchase price as well as other adjustments.

There will be no change to the authorized shares of common stock of the Company as a result of the reverse stock split. Any fraction of a share of common stock that would otherwise have resulted from the reverse split will be converted into the right to receive cash payment from the Company for such fractional shares, in an amount to be determined by multiplying (x) the fractional amount of the share of common stock by (y) an amount equal to ten times the per share closing price of the common stock (on a post-split basis) on The NASDAQ Global Market on December 22, 2011.

The Company’s transfer agent is American Stock Transfer & Trust Company, LLC. The new CUSIP number for the post-reverse common stock will be 56804Q 201.

A copy of the Certificate of Amendment of the Company’s Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 3.1 and incorporated herein by reference in its entirety.

Item 8.01. Other Events.

On December 23, 2011, the Company issued a press release announcing that it has entered into the Securities Purchase Agreement with Socius and that it had filed the Certificate of Amendment to effect the reverse split. On December 23, 2011, the Company also issued a press release announcing that it had entered into the License Agreement with Mirna. A copy of the two press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation.

3.2	Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock.

4.1	Form of Warrant (included as Exhibit A-1 to the Securities Purchase Agreement filed herewith as Exhibit 10.1).

10.1	Securities Purchase Agreement dated as of December 22, 2011 by and between Marina Biotech, Inc. and Socius CG II, Ltd.

10.2	Form of Lock-Up Agreement (included as Exhibit D to the Securities Purchase Agreement filed herewith as Exhibit 10.1).

99.1	Press Release dated December 23, 2011.

99.2	PressRelease dated December 23, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

December 23, 2011	By:	/s/ Philip C. Ranker
	Name:	Philip C. Ranker
	Title:	Interim CFO and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation.

3.2	Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock.

4.1	Form of Warrant (included as Exhibit A-1 to the Securities Purchase Agreement filed herewith as Exhibit 10.1).

10.1	Securities Purchase Agreement dated as of December 22, 2011 by and between Marina Biotech, Inc. and Socius CG II, Ltd.

10.2	Form of Lock-Up Agreement (included as Exhibit D to the Securities Purchase Agreement filed herewith as Exhibit 10.1).

99.1	Press Release dated December 23, 2011.

99.2	Press Release dated December 23, 2011.